UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): September 11, 2024

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Mühlenstrasse 26, CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value CHF 0.57	TEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of TE Connectivity Ltd.’s (the “Company”) leadership succession planning and reorganization described in Item 7.01 below, on September 11, 2024 the Company notified Steve Merkt of the termination of his employment. Mr. Merkt shall continue to serve as President, Transportation Solutions, until October 1, 2024, at which time he will transition to an advisory role with the Company through December 31, 2024. Mr. Merkt’s separation qualifies as an involuntary termination without cause under the terms of his employment agreement. Under the terms of his employment agreement, (i) he will receive a one-year notice period through December 31, 2025 during which time he will remain an employee of the Company under his current benefit arrangements and (ii) following his notice period, will receive 12-months salary and target annual incentive award in consideration for a general release and restrictive covenants agreement, including a 12-month non-compete and non-solicit.

Effective October 1, 2024, Aaron Stucki, currently President, Communication Solutions, will serve as President, Transportation Solutions. Mr. Stucki’s revised compensation arrangement provides for him to (i) be paid a base salary of $675,000, subject to an annual upward adjustment, (ii) be eligible for an annual bonus of up to 95% of base salary, in accordance with the annual bonus plan then in effect for executive officers of the Company, and (iii) be eligible for annual long-term incentive equity awards with a target valued at $2,600,000 to be made in accordance with the terms and conditions of the Company’s long term incentive plan then in effect for executives of the Company.

Item 7.01.  Regulation FD Disclosure

Effective for the first quarter of fiscal 2025, the Company will reorganize its management and segments to better align the organization around the Company’s strategy. The Company’s businesses in the former Communications Solutions segment have been moved into the Industrial Solutions segment. Also, the former Appliance and Industrial businesses have been combined to form the Automation and Connected Living business. The following represents the new segment structure:

•	Transportation Solutions—this segment contains the Automotive, Commercial Transportation, and Sensors businesses

•	Industrial Solutions—this segment contains the Aerospace, Defense, and Marine; Medical; Energy; Digital Data Networks (formerly Data & Devices); and Automation and Connected Living businesses

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2024	TE CONNECTIVITY LTD.

	By:	/s/ Harold G. Barksdale
		Name:	Harold G. Barksdale
		Title:	Vice President and Corporate Secretary